UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 26, 2016

BROADWIND ENERGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-34278	88-0409160
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3240 South Central Avenue, Cicero, Illinois 60804

(Address of Principal Executive Offices) (Zip Code)

Registrant’s Telephone Number, Including Area Code: (708) 780-4800

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

 ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

 ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

 ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

 ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.   Submission of Matters to a Vote of Security Holders.

 On April 26, 2016, the Company’s Annual Meeting of Stockholders was held. Matters voted on by the stockholders included: (i) election of five directors to hold office for a term of one year or until their successors are duly elected and qualified; (ii) a non-binding advisory vote to approve the Company’s executive compensation (“Say-on-Pay” vote); (iii) ratification of the amendment of the Company’s Section 382 rights plan designed to preserve the Company’s substantial amount of net operating loss carry forwards and other tax benefits (the “Rights Plan”) to extend the Rights Plan for another three-year term and to adjust the purchase price related to the exercise of the rights thereunder; and (iv) ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016. The results of the stockholders’ votes are reported below:

1. With respect to the election of directors, the following directors were elected by the indicated votes:

NAME OF CANDIDATE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
Charles H. Beynon	4,208,782	1,422,609	22,686	5,552,002
Terence P. Fox	4,207,177	877,244	569,656	5,552,002
Stephanie K. Kushner	5,349,577	291,113	13,387	5,552,002
David P. Reiland	4,759,976	874,933	19,168	5,552,002
Thomas A. Wagner	4,054,895	859,784	739,398	5,552,002

2. With respect to the non-binding advisory vote to approve the Company’s executive compensation (“Say-on-Pay” vote):

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
3,894,248	1,748,397	11,432	5,552,002

3. With respect to the ratification of the amendment of the Company’s Section 382 rights plan:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
4,238,990	203,524	1,211,563	5,552,002

4. With respect to the ratification of the appointment of RSM US LLP as the Company’s independent registered public accounting firm for 2016:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
9,866,089	1,288,273	51,717	-

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BROADWIND ENERGY, INC.

April 29, 2016	By:	/s/ Stephanie K. Kushner

Stephanie K. Kushner
Chief Financial Officer
(Principal Financial Officer)